UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Abatix Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Abatix Corp.
8201 Eastpoint Drive, Suite 500
Dallas, Texas  75227

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF ABATIX CORP.:

The 2006 Annual Meeting of the Stockholders of Abatix Corp., a Delaware corporation, will be held at the Company’s corporate offices at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227 on Tuesday, May 23, 2006 at 9:00 A.M. Central Time, or at any and all adjournments thereof, for the following purposes:

1.	To elect five directors to the Board of Directors;

2.	To ratify of the appointment of the independent registered public accountants;

3.	To consider and act upon a proposal to approve the 2006 Stock Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors set April 10, 2006 as the record date for the meeting.  Only record owners of the Company’s common stock at the close of business on that date are entitled to notice of, and to vote, at the meeting and at any adjournment or postponement thereof.

It is important that your shares be represented at the meeting.  I urge you to promptly sign, date, and return the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Gary L. Cox, Secretary

Dallas, Texas
April 18, 2006

Abatix Corp.
8201 Eastpoint Drive, Suite 500
Dallas, Texas  75227

PROXY STATEMENT

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Abatix Corp., a Delaware corporation (the “Company”) for use at the 2006 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Company’s corporate offices at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227 on Tuesday, May 23, 2006 at 9:00 A.M., Central Time, or at any and all adjournments thereof.

The cost of this solicitation will be borne by the Company.  Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview.

The Annual Report of the Company for the fiscal year ended December 31, 2005 is being mailed together with this Proxy Statement and form of Proxy.  The approximate date of mailing of this Proxy Statement and form of Proxy is April 18, 2006.

Voting Procedures

Only holders of record of the Company’s common stock, $.001 par value per share (“Common Stock”), at the close of business on April 10, 2006, are entitled to notice of and to vote at the Annual Meeting.  On April 10, 2006, we had 1,711,148 shares of Common Stock issued and outstanding, each of which is entitled to one vote.

The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.  If a quorum is present:

(1)	directors will be elected by a plurality vote;
(2)

the ratification of the retention of the independent registered public accountants will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting; and

(3)	the approval of the 2006 Stock Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

We are not aware of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting, the persons named as proxies on the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

Abstentions will be treated as present both for purposes of determining a quorum and with respect to each proposal other than the election of directors.  If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies, and may not or do not exercise discretionary power to grant a proxy with respect to such shares (“broker non-vote”), then shares not voted on such proposal, other than the election of directors, will be counted as not present and not cast with respect to such proposal.  Accordingly, abstentions will have no effect on the election of directors, but will have the effect of a vote against the ratification of the independent registered public accountants, and broker non-votes will have no effect on the election of directors or the ratification of the independent registered public accountants.

If you come to the Annual Meeting, you can, of course, vote in person.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.  If you do not come to the Annual Meeting, your shares can be voted only if you have returned a properly executed proxy.  If you hold your shares through a bank, broker, or other nominee, you must provide voting instructions to the bank, broker, or nominee; obtain a proxy issued in your name from such record holder; or if your bank, broker or nominee makes telephone or Internet voting available, follow the instructions the bank, broker or nominee will enclose with the proxy statement.  If you execute and return your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. You can revoke your authorization at any time before the shares are voted at the Annual Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.  The proxy will also be deemed revoked with respect to any matter on which you vote in person at the Annual Meeting.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.  Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted in favor of the election of each of the nominees for director and the ratification of the independent registered public accountants.

PROPOSAL 1.  ELECTION OF DIRECTORS

General

The Board of Directors is responsible for the overall affairs of the Company.  The Company’s By-laws, as amended, provide that the size of the Board shall be fixed from time to time by resolution of the Board.  Currently, the number of directors is fixed at five.  Each Director is elected for a period of one year at the Company’s annual meeting of stockholders.

Section 145 of the General Corporation Law of Delaware permits the indemnification of directors, officers, employees and agents of Delaware corporations.  The Company’s Certificate of Incorporation and By-Laws provide that the Company shall indemnify its Directors and Officers to the full extent permitted by the General Corporation Law of the State of Delaware.

The names of the nominees, their principal occupations and the year in which they became Directors, are set forth.

Nominees for Election

Terry W. Shaver, Director since 1983, Age 48

Mr. Shaver has been the President, Chief Executive Officer (“CEO”) and Chairman of the Board of the Company since 1983.

Gary L. Cox, Director since 1983, Age 52

Mr. Cox has been the Executive Vice President and Chief Operating Officer of the Company since 1985.

Donald N. Black, Director since 1999, Age 54

Mr. Black has been a partner and President of Turnkey Concepts, a health and beauty aid product development company since 2001.  Between 1979 and 1996, Mr. Black was employed by and owned Gena Laboratories Inc., a manufacturer and distributor of professional beauty products.

Mr. Black is the Chairman of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

Eric A. Young, Director since 2002, Age 48

Mr. Young has been the Vice President-Sales & Marketing at QuietFlex Manufacturing Co., LP in Houston, Texas since 2000.  From 1998 until 2000, he was a Group Vice President of Watsco, Inc.

Mr. Young is the Chairman of the Compensation Committee, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

A. David Cook, Director since 2004, Age 50

Mr. Cook has worked for SCP Pool Corporation since 1988 and has been their Vice President of Sales and Marketing since 2002.  From 1997 to 2002, he was a Vice President with general manager duties of SCP’s largest operating division, as well as directing SCP’s entire sales efforts.

Mr. Cook is the Chairman of the Nominating and Corporate Governance Committee, a member of the Audit Committee and a member of the Compensation Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2.  APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although the Audit Committee of the Board of Directors is submitting the appointment of KPMG LLP (“KPMG”) for stockholder approval, it reserves the right to change the selection of KPMG as independent registered public accountants, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ending December 31, 2005 and 2004, by the Company’s principal accounting firm, KPMG, were as follows:

	2005	2004

Audit Fees	$85,200	$63,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by the Company’s independent registered public accountants. Also, specific pre-approval by the Audit Committee is required for any proposed services. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, although the decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent registered public accountants.

All KPMG services and fees in 2005 were pre-approved by the Audit Committee.

PROPOSAL 3.  APPROVAL OF 2006 STOCK PLAN

The Compensation Committee, pursuant to authority granted to it by the Board of Directors, adopted the 2006 Stock Plan (the “Plan”) on April 3, 2006, subject to approval of the Plan by the Company’s stockholders.  If the Plan is approved by the Company’s stockholders, the Plan will become effective as of June 1, 2006.  We are asking you to approve the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2006 STOCK PLAN.

A summary of the material features of the Plan is set forth below. This summary is not a complete statement of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose of the Plan

Currently the Company has no equity compensation plan in place.  The Plan provides the Compensation Committee with the ability to grant stock awards, including restricted stock awards, restricted stock units, performance units, performance shares or other stock-based awards, including stock options. The Plan will broaden the array of equity alternatives available to the Committee when designing compensation incentives.  In addition, awards under the Plan, including awards paid to executive officers subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., covered employees), may satisfy the requirements of Section 162(m) to permit the deduction by the Company of the associated expenses for Federal income tax purposes.  The Committee believes that incentive awards of the type permitted by the Plan provide important medium and long-term incentives for Plan participants to help the Company achieve the objectives of its strategic business plan.  The Committee also believes that long-term incentives consistent with those available to other leading employers are required for the Company to compete for, motivate and retain high-quality directors, employees and third-party service providers.

The purpose of the Plan is to provide a means by which employees, directors and third party service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.  Other purposes of the Plan are to provide a means by which the Company may attract able persons to become employees or serve as directors or third party service providers of the Company and to provide a means by which those persons responsible for the successful administration and management of the Company can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

Plan and Participant Share Limits

If the Plan is approved by the Company stockholders, the Plan will become effective as of June 1, 2006 and will terminate ten years later unless sooner terminated.  The maximum number of shares of Common Stock authorized for issuance and issuable under the Plan is three hundred thousand (300,000) shares.

Shares are counted against the authorization only to the extent they are actually issued.  Thus, shares that terminate by expiration, forfeiture, cancellation or otherwise, that are settled for cash in lieu of shares, or that are exchanged for awards not involving shares shall again be available for grants and awards under the Plan.  The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted Common Stock, restricted stock units, performance shares, or other stock-based awards.

The Plan also imposes annual per-participant award limits.  The maximum number of shares of Common Stock for which restricted stock or restricted stock unit awards may be granted to any person in any calendar year is twenty thousand (20,000) plus any unused limit for restricted stock or restricted stock units as of the close of the prior Plan year.  The maximum number of shares of Common Stock subject to performance shares or performance unit awards that may be granted to any person in any calendar year is the value of twenty thousand (20,000) shares determined as of the date of vesting or payout, as applicable, plus any unused limit for performance units or performance shares as of the close of the prior Plan year. The maximum aggregate grant to any person in any calendar year of other stock-based awards is the value of twenty thousand (20,000) shares, plus any unused limit for stock-based awards as of the close of the prior Plan year.

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events to the extent such adjustments would be appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Administration

The Compensation Committee is responsible for administering the Plan and has the discretionary power to interpret the terms and intent of the Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines.  Determinations of the Compensation Committee made under the Plan are final and binding.  The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents or advisors, provided that decisions made pursuant to such delegated authority shall be presented to the full committee for ratification at its next scheduled meeting.  The Compensation Committee may also delegate to the Chief Executive Officer the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) and third party service providers to be recipients of awards.

Eligibility

The following persons are eligible to participate in the Plan:
•	employees of the Company or any of its affiliates or subsidiaries;
•	directors of the Company; and
•	subject to certain limitations, any consultant, agent, advisor or independent contractor who renders service to the Company or any of its subsidiaries or affiliates.

Subject to the provisions of the Plan, the Compensation Committee may select from the eligible participants those to whom awards shall be granted and shall determine in its sole discretion the nature, terms and amount of each award.  There are currently approximately 105 employees and three nonemployee directors eligible for awards under the Plan.  At this time, the Company is unable to estimate the number of third party service providers eligible for awards under the Plan.

Restricted Stock and Restricted Stock Units

The Compensation Committee may award restricted Common Stock and restricted stock units. Restricted stock awards consist of shares of Common Stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied.  Restricted stock unit awards result in the transfer of shares of Common Stock to the participant only after specified conditions are satisfied.  A holder of restricted Common Stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of Common Stock are delivered in the future.  The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted Common Stock or restricted stock units.

Performance Unit and Performance Share Awards

Performance unit and performance share awards may be granted under the Plan.  Performance unit awards will have an initial value that is determined by the Compensation Committee on the date of grant.  Performance shares will have an initial value that is based on the fair market value of the Common Stock on the date of grant.  Such awards will be earned only if performance goals over performance periods established by or under the direction of the Compensation Committee are met.  The performance goals may vary from participant to participant, group to group, and period to period.  The performance goals for performance unit and performance share awards that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following “Performance Measures” specified in the Plan:

•	Net earnings or net income (before or after taxes)
•	Earnings per share
•	Net sales growth
•	Net operating profit
•	Return measures (including, but not limited to, return on assets, capital, equity, or sales)
•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital)
•	Earnings before taxes, interest, depreciation, and/or amortization
•	Gross or operating margins
•	Productivity ratios
•	Share price (including, but not limited to, growth measures and total stockholder return)
•	Expense targets
•	Margins
•	Operating efficiency
•	Market share
•	Customer satisfaction.

The Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject:

•	asset write-downs
•	litigation or claim judgments or settlements
•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results
•	any reorganization and restructuring programs
•

extraordinary nonrecurring items as described in APB Opinion No. 30 and/or in management’s discussion of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year

•	acquisitions or divestitures
•	foreign exchange gains and losses

Awards that are designed to qualify as performance-based compensation may not be adjusted upward.  However, the Compensation Committee has the discretion to adjust these awards downward.  In addition, the Compensation Committee has the discretion to make awards that do not qualify as performance-based compensation and base vesting on measures other than the “Performance Measures” listed above.

Awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than restricted stock, restricted stock units, performance shares or performance share units.  The terms and conditions of each other stock-based award shall be determined by the Compensation Committee.  Payment under other stock-based awards will be made in Common Stock or cash, as determined by the Compensation Committee.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited.

Additional Provisions

Except as the Compensation Committee otherwise expressly determines, no awards may be transferred other than by will or by the laws of descent and distribution.  If provided in the award agreement, a participant’s right to an award may be subject to the participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit the Company’s business or employees following the participant’s termination of employment.  In addition, participants may be subject to nondisclosure and nondisparagement requirements.  A breach of these restrictions may result in cancellation of awards or the recovery by the Company of gain realized under an award.

Treatment of Awards Upon a Change of Control and Related Transactions

Unless an award agreement provides otherwise, if there is a change of control of the Company (as defined by the Plan), all equity awards shall fully vest and performance-based awards shall be considered fully earned.  Unless an award agreement provides otherwise, performance awards denominated in shares or cash shall be paid in either shares or cash within thirty (30) days after a change of control, provided that the Compensation Committee has the authority to pay such awards in shares or cash and to the extent permitted under Section 409A of the Code.

Amendment of Awards or Plan and Adjustment of Awards

The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the Plan or any outstanding award in whole or in part.  No amendment of the Plan will be made without stockholder approval if stockholder approval is required by applicable law, regulations or securities exchange rule.  No amendment may materially adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Plan.

The Company may grant awards under terms differing from those provided for in the Plan when such awards are granted in substitution for awards held by employees of other corporations who become employees of the Company as the result of a merger, consolidation, or other transaction.  The share limits applicable generally to awards under the Plan will not apply to awards described in the preceding sentence, including awards assumed in such a transaction.

Withholding

Awards under the Plan may be subject to tax withholding.  Where an award results in income subject to withholding, the Company has the right to withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.  The Compensation Committee may require or permit participants to satisfy all or a portion of the minimum statutory withholding requirement by having shares withheld from the award.  Any ordinary income treated as compensation would be subject to tax withholding.

Awards for Non-U.S. Employees

To comply with the laws in other countries in which the Company or its subsidiaries operate or may operate or have employees, directors, or third-party service providers, the Compensation Committee may establish sub-plans under the Plan and modify the terms of awards made to such employees and directors.

New Plan Benefits

The future benefits or amounts that will be received under the Plan by executive officers, non-executive directors, and non-executive employees are discretionary.

The following table sets forth information relating to the benefits and amounts that would be received by or allocated to the executive officers named in the Summary Compensation Table and directors under the Plan, to the extent that such benefits or amounts are determinable as of the date of this Proxy Statement:

NEW PLAN BENEFITS

Abatix Corp. 2006 Stock Plan (1)

Number of Units

Name and Position	Dollar Value ($)	Shares of Restricted Stock	Other Shares, Units and Awards

Terry W. Shaver, Chairman of the Board, President, Chief Executive Officer and Director	—	—	—
Gary L. Cox, Executive Vice President, Chief Operating Officer, Secretary and Director	—	—	—
Frank J. Cinatl, IV, Vice President and Chief Financial Officer	—	—	—
Executive Group	—	—	—
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	—	—	—

(1) No awards have been made pursuant to the Plan because the Plan remains subject to stockholder approval.  Amounts ultimately allocated under the Plan are not determinable at this time.  Likewise, it is not possible to provide information about specific additional grants of awards that may be made under the Plan.

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards pursuant to the Plan under the law as in effect on the date of this Proxy Statement.  The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete.  In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes.

Restricted Stock Units, Performance Grants, and Stock Awards.  A participant generally is not required to recognize income on the grant of a restricted stock unit, a performance grant, or a stock award, provided the award is not vested at the time of grant.  Instead, ordinary income generally is required to be recognized upon the issuance of shares and/or the payment of cash pursuant to the terms of the award.  In general, the amount of ordinary income required to be recognized is the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts, less any payments made by the participant.

Restricted Common Stock.  Unless a participant who receives an award of restricted Common Stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If the Compensation Committee in its sole discretion permits a participant to make a Section 83(b) election, the participant will recognize ordinary income on the date the shares are awarded.  The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares.  In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares.  In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by the Company.  In general, in the case of restricted Common Stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant.  Any amounts recognized as a capital gain by a participant are not deductible by the Company

Performance Based Compensation.  In general, under Section l62(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year.  Taxable payments or benefits under the Plan may be subject to this deduction limit.  However, under Section l62(m), qualifying performance-based compensation, including income performance-based awards that are made under stockholder approved plans and that meet certain other requirements, is exempt from the deduction limitation.  The Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

Parachute Payments.  Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits (generally three times the average compensation paid over the preceding five years).  If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Reasons for Authorization and Vote Required

The Plan is being submitted to the stockholders for approval, and it will not become effective until it is approved by the Company’s stockholders.  The Board of Directors recommends a vote “FOR” the approval of the 2006 Plan.  Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.  If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal.  Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal.  A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

CORPORATE GOVERNANCE

Board of Directors and its Committees

The Board of Directors met six times during 2005.  During the last full fiscal year, each director attended 75% or more of the total number of meetings of the Board, and 75% or more of the total number of meetings held by all committees of the Board on which he served.  The Company expects, but does not require members of the Board to attend the annual meeting of stockholders.  All of the members of the Board attended the 2005 Annual Meeting of Stockholders and it is expected that all members will be at the 2006 Annual Meeting of Stockholders.

The Board has determined that each member of the Board or Board nominee, other than Messrs. Shaver and Cox, meets the definition of “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”) and Section 10A-3 of the Securities Exchange Act of 1934.

Mr. Black has been designated by the Board as its lead independent director and as such, Mr. Black will preside at any meetings of the Board’s independent directors and perform such other functions as the Board may direct, including recommending agenda items for Board meetings.

The non-management members of the board do not meet in a formal executive session of the board since all three non-management directors serve together on the Company’s three board committees.

There are no family relationships among the Company’s Executive Officers and Directors.

In 2005, each non-employee director was paid an annual fee of $7,500.  Directors are also reimbursed for reasonable expenses incurred in connection with their attendance at Board and committee meetings.  In March of 2006, the Board of Directors voted to increase the annual fee for non-employee directors to $10,000, retroactive to January 1, 2006.

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s employees, officers (including the Company’s principal executive officer and principal financial officer) and directors.  The Code of Business Conduct and Ethics is posted on the Company’s website at www.abatix.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

The Board presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The charter for each of the committees is evaluated and updated, if necessary, by the Board of Directors on a periodic basis.  The most recent charters are posted on the Company’s website at www.abatix.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

Audit Committee.  The Audit Committee’s duties include the selection and recommendation of independent auditors subject to the ratification by the stockholders, review of the scope and results of the annual audit, and review of the adequacy and effectiveness of the Company’s internal control structure.  The Audit Committee met six times during 2005.  The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission (“SEC”) and the NASD and that Mr. Young meets the requirements of a “financial expert,” as required and defined by the standards of the NASD and the rules of the SEC.

Compensation Committee.  The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers of the Company, the awards under the Company’s compensation and benefits plans and the Company’s compensation policies and practices.  The Compensation Committee’s specific responsibilities are set forth in its written charter.  The Board of Directors has determined that each member of the Compensation Committee is independent.  The Compensation Committee met one time since the 2005 Annual Meeting of Stockholders.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and assisting the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices.  The Nominating and Corporate Governance Committee has the authority to recommend to the Board candidates for Board membership. Stockholders may also make recommendations for director nominations by sending a letter to the Nominating and Corporate Governance Committee, or may make a nomination by complying with the notice procedures set forth in the Company’s By-laws, as amended.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent.  The Nominating and Corporate Governance Committee did not meet in 2005, but did meet in March of 2006 to prepare for the 2006 Annual Meeting of Stockholders.

When identifying, evaluating and considering potential candidates for membership on the Company’s Board, including those recommended or nominated by stockholders, the Nominating and Corporate Governance Committee considers relevant educational, business and industry experience and demonstrated character and judgment.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility for the audit process, the Audit Committee discussed with the independent registered public accountants all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accountants any other relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management and the independent registered public accountants, the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ending December 31, 2005, with management and the independent registered public accountants.  Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accountants have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accountant, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ending December 31, 2005, for filing with the SEC.  The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accountant and the Board concurred in such recommendation.

AUDIT COMMITTEE
Donald N. Black, Chairman
Eric A. Young
A. David Cook

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 31, 2006, by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, nominee for director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group.  This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. The business address of each person listed is 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

Name	Shares Beneficially Owned (1)	Percent of Class (2)

Terry W. Shaver (3)	528,000	30.9%
Gary L. Cox (4)	289,503	16.9%
Frank J. Cinatl (5)	18,500	1.1%
Donald N. Black (6)	—	0.0%
Eric A. Young (6)	6,000	0.4%
A. David Cook (6)	—	0.0%
All executive officers and directors as a group (6 persons)	842,003	49.2%

(1)

Unless otherwise provided, amount represents shares for which the beneficial owner has sole voting and investment power and includes options currently exercisable or exercisable within sixty (60) days.

(2)

The percentage of class is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options or rights or warrants to subscribe have been exercised by anyone else.

(3)	Mr. Shaver is President, CEO and Chairman of the Board of Directors of the Company.

(4)

Mr. Cox is Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company.  Mr. Cox’s wife, who was an employee of the Company until June 2004, owns approximately 1,400 shares in the Company’s 401k Profit Sharing Plan.  These shares are included above.

(5)

Mr. Cinatl is Vice President and Chief Financial Officer of the Company.  Mr. Cinatl’s shares beneficially owned include approximately 4,500 shares held in the Company’s 401k Profit Sharing Plan.  These shares are included above.

(6)	Messrs. Black, Young and Cook are Directors of the Company.

EXECUTIVE COMPENSATION

Executive Officer Other Than Directors

Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.  Messrs. Shaver and Cox are also directors of the Company and their experience is described above.  The other executive officer is Mr. Cinatl whose experience is as follows.

Frank J. Cinatl, IV has been Vice President and Chief Financial Officer of the Company since 1994 and served on the Board of Directors from February 1999 until May 2004.  Mr. Cinatl is a Certified Public Accountant.

Compensation Committee Report

The compensation program for Abatix is administered in a manner that promotes the attainment of reasonable profits on a consistent basis in order to preserve job protection and job security; that promotes and rewards productivity and dedication to the long-term success of Abatix; that accomplishes internal equity among its people; and that responds to the influence of external market forces.

The above principles are applied to all employees, including executive officers.  The Compensation Committee of the Board of Directors reviews the compensation of Abatix’s executive officers on an annual basis.  They consider the total compensation (both salary and incentives) in establishing each element of compensation.  In addition, the Compensation Committee considers the recommendations of the CEO in establishing the compensation for the executive officers (other than the CEO).

At current cash compensation levels, the Compensation Committee does not expect Internal Revenue Service regulations regarding maximum deductibility of executive compensation to have any application to the Company.

The principal elements of compensation for Abatix’s executive officers are the following:

Base Salary.  As a rule, base salary for the executive officers of Abatix is comparable to the salaries for comparable positions in comparably sized companies.  The Compensation Committee bases this determination on information obtained for similarly situated businesses; its impression of the prevailing business climate; and the advice of the Company’s CEO.  Annual salary increases, if any, for executive officers as a group are generally the same, on a percentage basis, as those received by other employees.

Annual Incentive Bonus.  The Compensation Committee determines the amount of each bonus for executive officers at the end of each year.

In determining the bonus amounts for 2005, the Compensation Committee considered the performance of each individual, his or her level of responsibility within the Company, the Company’s profitability, the longevity in office of each executive officer, and historical amounts.  However, no mathematical weighing formulae were applied with respect to any of these factors.

The Board evaluates each executive officer’s performance.  In addition to evaluating executive officers performance (other than the CEO), the Compensation Committee relied on the recommendation of the CEO, whose recommendation is based on his own experience of such executive officer’s performance.

The Compensation Committee has not used defined performance targets in establishing compensation, nor has it employed minimum, targeted or maximum amounts of bonuses or total compensation levels for the executive officers.  The final determination of bonuses was subjective.  For 2006, the Compensation Committee has proposed certain performance targets for the executive officers.  These targets are based on the profitability of the Company.  The Compensation Committee would also retain the ability to provide the executive officers with discretionary bonuses if they deem it appropriate.

Automobiles.  Each executive officer of the Company is supplied with a vehicle owned and maintained by the Company.

Stock Based Compensation.  Currently the Company has no stock based compensation plan.  In an effort to provide a mid- and long-term incentive for future performance that aligns the employees’ interests with stockholders in general, the Company has proposed to its stockholders the 2006 Stock Plan (see Proposal 3 herein).  If the Plan is approved by the stockholders, the Compensation Committee could utilize it for a component of the executive officers’ total compensation.

Retirement.  All executive officers participate in the Abatix 401(K) Profit Sharing Plan, which is available to all Abatix employees on the same basis.

COMPENSATION COMMITTEE
Eric A. Young, Chairman
Donald N. Black
A. David Cook

Summary Compensation Table

There are only three executive officers of the Company, all of which are full-time employees.  Total cash compensation paid to all Executive Officers as a group for services provided to the Company in all capacities during the fiscal year ended in December 31, 2005 aggregated to $744,225.  Set forth below is a summary compensation table in the tabular format specified in the applicable rules of the SEC with respect to all Executive Officers of the Company or any of its subsidiaries who received total salary and bonus that exceeded $100,000 during the periods reflected.

		Annual Compensation			Long Term Compensation

					Awards		Payouts

Name and principal position	Year	Salary	Bonus [a]	Other annual compensation[b]	Restricted stock award(s)	Securities underlying Options/ SARs (#)	LTIP payouts	All other compensation

Terry W. Shaver,	2005	$220,875	$60,000	$12,000	—	—	—	—
President and CEO	2004	$216,000	$—	$12,000	—	—	—	—
	2003	$216,000	$—	$12,000	—	—	—	—
Gary L. Cox,	2005	$220,875	$60,000	$13,000	—	—	—	—
Exec. V.P. and COO	2004	$216,000	$—	$12,000	—	—	—	—
	2003	$216,000	$—	$12,000	—	—	—	—
Frank J. Cinatl,	2005	$137,475	$45,000	$7,000	—	—	—	—
V.P. and CFO	2004	$134,400	$—	$8,000	—	—	—	—
	2003	$134,400	$5,000	$8,000	—	—	—	—

[a] – Amounts represent bonuses earned for the year specified.
[b] – Amounts represent the estimated annual value of vehicles and related expenses provided to such executive officers.

There are currently no stock options, stock appreciation rights or long-term compensation plans for any employees, including the executives, of the Company.

Employment Agreements

Messrs. Shaver, Cox and Cinatl are parties to employment agreements with the Company expiring December 31, 2006.  These agreements provide for minimum annual compensation of $222,500 each for Messrs. Shaver and Cox and $138,500 for Mr. Cinatl.  Such employment agreements preclude each individual from competing with the Company for a period of twelve months following termination of his employment for cause or by reason of his voluntarily leaving the employ of the Company.  The employment agreements also require them to maintain the confidentiality of proprietary data relating to the Company and its activities and services.  The employment agreements also provide for certain executive benefits such as the use of an automobile, reimbursement of business expenses, health insurance and related benefits.

Retirement Plans

The Company has a 401(K) Plan, pursuant to which the Company contributed $92,432, $77,823, and $115,262 during 2005, 2004 and 2003, respectively.  At this time, Terry W. Shaver, Gary L. Cox, Frank J. Cinatl and 79 other employees are eligible to participate in the 401(K) Plan, which requires all employees to have performed services to the Company for at least one year.  Contributions by an employee in any one year may not exceed the Internal Revenue Service specified limits.  The Company currently contributes 30% of the employees’ contributions up to 5% of their salary on an ongoing basis, but the Board of Directors may approve an increase or a decrease in the matching portion at any time in the future.

Performance Graph

The following graph and table compare total stockholder returns for the Company over the last five years to the CRSP Total Return Index for The NASDAQ Stock Market and for the Russell 2000® Value Index assuming a $100 investment made on December 31, 2000.  The stock performance shown on the graph and table below is not necessarily indicative of future price performance.  The closing price is used to compute the return for Abatix Corp.

	December 31,

	2000	2001	2002	2003	2004	2005

Abatix Corp.	$100	$362	$509	$298	$733	$812
Nasdaq Total Return Index	100	79	55	82	89	91
Russell 2001® Value Index	100	114	101	147	180	189

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that the Company’s executive officers and directors timely complied with their filing requirements for 2005.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

There were no transactions during 2005 that the Board of Directors believed were required to be disclosed herein.

INTEREST OF CERTAIN PERSONS IN
OPPOSITION TO MATTERS TO BE ACTED UPON

The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any executive officer, director or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

2007 STOCKHOLDER PROPOSALS

Proposals by stockholders for inclusion in the Company’s 2007 proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders of the Company should be addressed to the Secretary, Abatix Corp., 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227 and must be received at this address (see Change of Address section below) no later than December 31, 2006.  Upon receipt of a proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable law.  It is suggested that proposals be forwarded by certified mail – return receipt requested.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

The Company requires advance notice for any business to be brought before a meeting of stockholders.  In general, for business to properly be brought before an Annual Meeting by a stockholder (other than in connection with the election of directors), written notice of the stockholder proposal must be received by the Secretary of the Corporation not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year’s Annual Meeting.  Certain other notice periods are provided if the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. The stockholder’s notice to the Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information.

AVAILABILITY OF FORM 10-K ANNUAL REPORT

Printed copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, are available without charge to stockholders upon request to Mr. Frank J. Cinatl, Vice President and Chief Financial Officer, Abatix Corp., 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227. On-line copies are also available at the Company’s website, www.abatix.com/investor/.

CHANGE OF ADDRESS

After July 31, 2006 any requests for information or submissions should be addressed to 2400 Skyline, Suite 400, Mesquite, Texas 75149.

BY ORDER OF THE BOARD OF DIRECTORS

Gary L. Cox, Secretary
Dallas, Texas
April 18, 2006

APPENDIX A

Abatix Corp.
2006 Stock Plan

TABLE OF CONTENTS

ARTICLE 1	Establishment, Purpose, and Duration
ARTICLE 2	Definitions
ARTICLE 3	Administration
ARTICLE 4	Shares Subject to the Plan and Maximum Awards
ARTICLE 5	Eligibility and Participation
ARTICLE 6	Restricted Stock and Restricted Stock Units
ARTICLE 7	Performance Units/Performance Shares
ARTICLE 8	Other Stock-Based Awards
ARTICLE 9	Performance Measures
ARTICLE 10	Beneficiary Designation
ARTICLE 11	Rights of Participants
ARTICLE 12	Change of Control
ARTICLE 13	Amendment, Modification, Suspension, and Termination
ARTICLE 14	Withholding
ARTICLE 15	Successors
ARTICLE 16	General Provisions

Abatix Corp.
2006 Stock Plan

ARTICLE 1

Establishment, Purpose, and Duration

1.1

Establishment.  Abatix Corp., a Delaware corporation (hereinafter referred to as the “Company”), establishes an equity incentive compensation plan to be known as the 2006 Stock Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.  The Plan is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

Subject to approval by the Company’s stockholders, the Plan will become effective as of June 1, 2006 (the “Effective Date”).

1.2

Purpose of the Plan.  The purpose of the Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.  A further purpose of the Plan is to provide a means through which the Company may attract able persons to become Employees or serve as Directors or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3

Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date.  After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1

“Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3

“Award” means, individually or collectively, a grant under this Plan of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4

“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Change of Control,” for all purposes of this Plan, means the occurrence of any one or more of the following events following the date on which the applicable Award is granted:

(a)

a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Securities and Exchange Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20% or more of the outstanding Voting Stock;

(b)

any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20% or more of the outstanding Voting Stock (such person’s beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act);

(c) the consummation of:

(i)

a merger, consolidation or reorganization of the Company with or into any other person if as a result of such merger, consolidation or reorganization, 50% or less of the combined voting power of the then-outstanding securities of such other person immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of outstanding Voting Stock immediately prior to such merger, consolidation or reorganization;

(ii)

any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50% or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of outstanding Voting Stock immediately prior to such sale, lease, exchange or other transfer; or

(iii)

a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock;

(iv) the stockholders of the Company approve the dissolution of the Company; or

(v)

during any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board shall cease to constitute a majority of the Board, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a two-thirds majority of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9

“Committee” means the compensation committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be Nonemployee Directors and Outside Directors appointed from time to time by and shall serve at the discretion of the Board.

2.10	“Company” means Abatix Corp., a Delaware corporation, and any successor thereto as provided in ARTICLE 15 herein.

2.11	“Covered Employee” means a Participant who is a “covered employee,” as defined in section 162(m) of the Code and the regulations promulgated under section 162(m) of the Code, or any successor statute.

2.12	“Director” means any individual who is a member of the Board of Directors of the Company.

2.13

“Disability” means a mental or physical disability of the Participant which, in the opinion of a physician selected by the Committee, (i) shall prevent the Participant from adequately performing his services as an Employee, Third Party Service Provider or Director and (ii) can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Employee” means any employee of the Company, its Affiliates, and/or Subsidiaries.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17

“Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.18

“Fair Market Value” or “FMV” means on the date in question (a) the closing price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount as determined by the Committee in its sole discretion.

2.19

“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.20	“Net Income” means the consolidated net income after taxes for the Plan Year, as reported in the Company’s annual report to stockholders or as otherwise reported to stockholders.

2.21	“Nonemployee Director” means a Director who is not an Employee.

2.22	Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to ARTICLE 8.

2.23	“Outside Director” means a member of the Board who qualifies as an outside director as defined for purposes of section 162(m) of the Code.

2.24	“Participant” means any eligible person as set forth in ARTICLE 5 to whom an Award is granted.

2.25	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.26

“Performance Measures” means measures as described in ARTICLE 9 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.27	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28	“Performance Share” means an Award granted to a Participant, as described in ARTICLE 7.

2.29	“Performance Unit” means an Award granted to a Participant, as described in ARTICLE 7.

2.30

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in ARTICLE 6.

2.31	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32	“Plan” means the Abatix Corp. 2006 Stock Plan.

2.33	“Plan Year” means the calendar year.

2.34	“Restriction Period” means the period of time that a Restricted Stock or Restricted Unit Award is subject to restrictions as specified by the Committee pursuant to ARTICLE 6.

2.35	“Restricted Stock” means an Award granted to a Participant pursuant to ARTICLE 6.

2.36	“Restricted Stock Unit” means an Award granted to a Participant pursuant to ARTICLE 6, except no Shares are actually awarded to the Participant on the date of grant.

2.37	“Retire” or “Retirement” means the termination of an Employee or Director’s relationship with the Company and all Affiliates after attaining a specific age which the Company has established, if any.

2.38	“Share” means a share of Stock.

2.39

“Stock” means the common stock of the Company, $.001 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

2.40	“Stock Option” means an Award granted to a Participant pursuant to ARTICE 8.

2.41

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.42

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.43

“Voting Stock” means Shares the holders of which are entitled to vote for the election of directors, but excluding Shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

ARTICLE 3

Administration

3.1

General.  The Committee shall be responsible for administering the Plan, subject to this Article and the other provisions of the Plan.  The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2

Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to ARTICLE 13, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3

Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4

Shares Subject to the Plan and Maximum Awards

4.1

Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) is three hundred thousand (300,000) shares.

4.2

Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued.  If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.  If any Shares subject to an Award are withheld by the Company for income or employment taxes, the Shares shall not become available for grant under the Plan.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3

Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)

Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be twenty thousand (20,000) Shares plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(b)

Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be twenty thousand (20,000) Shares, or equal to the value of twenty thousand (20,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

(c)

Other Stock-Based Awards.  The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 8.1 in any one Plan Year to any one Participant shall be twenty thousand (20,000) Shares, or equal to the value of twenty thousand (20,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit Other Stock-Based Awards as of the close of the previous Plan Year.

4.4

Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, may substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of ARTICLE 13, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

ARTICLE 5

Eligibility and Participation

5.1	Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

5.2

Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6

Restricted Stock and Restricted Stock Units

6.1

Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

6.2

Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

6.3

Transferability.  Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee.  All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

6.4

Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), at the close of the Restriction Period, or as soon as practicable thereafter, Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine; provided, however, that, unless expressly provided in an Award Agreement and the requirements of section 409A of the Code are satisfied, such payment shall be made no later than 2.5 months following the end of the calendar year in which all conditions and restriction applicable to the Units have been satisfied or lapse.

6.5

Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 6.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Abatix Corp. 2006 Stock Plan, and in the associated Award Agreement.  A copy of the Plan and such Award Agreement may be obtained from Abatix Corp.

6.6

Rights as Stockholder.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.  A Participant shall have no voting or dividend rights with respect to any Restricted Stock Units granted hereunder.

6.7

Termination of Employment.  Subject to Section 6.8, each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

6.8

Minimum Vesting.  Except for certain limited situations (including the death, Disability or Retirement of the Participant, or a Change of Control), or special circumstances determined by the Committee (such as the achievement of performance objectives) Restricted Stock Awards or Restricted Stock Units subject solely to continued employment restrictions of Employees shall have a Restriction Period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that the provisions of this Section shall not be applicable to any grants to new hires to replace forfeited awards from a prior employer, grants of Restricted Stock in payment of Performance Awards, or grants to Nonemployee Directors.  Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under section 162(m) of the Code, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

6.9

Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code. If a Participant makes an election pursuant to section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 7

Performance Units/Performance Shares

7.1

Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

7.2

Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

7.3

Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

7.4

Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided, however, that, unless expressly provided in an Award Agreement and the requirements of section 409A of the Code are satisfied, such payment shall be made no later than 2.5 months following the end of the calendar year which contains the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

7.5

Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.6

Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8

Other Stock-Based Awards

8.1

Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

8.2

Value of Other Stock-Based Awards.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.  The Committee may establish performance goals in its discretion.  If the Committee exercises its discretion to establish performance goals, the number Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

8.3

Payment of Other Stock-Based Awards.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines; provided, however, that, unless expressly provided in an Award Agreement and the requirements of section 409A of the Code are satisfied, no later than 2.5 months following the end of the calendar year in which any restrictions lapse or performance goals are met.

8.4

Termination of Employment.  Subject to Section 8.5, the Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.5

Minimum Vesting.  Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change of Control), Other Stock Unit Awards subject solely to continued employment restrictions of employees of the Company or any Subsidiary shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that such restrictions shall not be applicable to any grants of Other Stock Unit Awards in payment of Performance Awards.

8.6

Nontransferability.  Except as otherwise determined by the Committee, no Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant.  With respect to those Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 9

Performance Measures

9.1

Performance Measures.  Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

	(a)	Net earnings or net income (before or after taxes)
	(b)	Earnings per share
	(c)	Net sales growth
	(d)	Net operating profit
	(e)	Return measures (including, but not limited to, return on assets, capital, equity, or sales)
	(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital)
	(g)	Earnings before or after taxes, interest, depreciation, and/or amortization
	(h)	Gross or operating margins
	(i)	Productivity ratios
	(j)	Share price (including, but not limited to, growth measures and total stockholder return)
	(k)	Expense targets
	(l)	Margins
	(m)	Operating efficiency
	(n)	Market share
	(o)	Customer satisfaction

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article.

9.2	Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period:

	(a)	asset write-downs
	(b)	litigation or claim judgments or settlements
	(c)	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results
	(d)	any reorganization and restructuring programs
(e)

extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year

	(f)	acquisitions or divestitures
	(g)	foreign exchange gains and losses

To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of section 162(m) of the Code for deductibility.

9.3

Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

9.4

Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 9.1.

ARTICLE 10

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11

Rights of Participants

11.1

Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to ARTICLES 3 and 13, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

11.2	Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3

Rights as a Stockholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 12

Change of Control

12.1

Change of Control of the Company.  Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

	(a)	Any Restriction Period and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse;

(b)

the target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control;

	(c)	the vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control; and

(d)

to the extent permitted under Section 409A of the Code and unless otherwise provided in an Award Agreement, all Awards shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; provided that the Committee has the authority in its sole discretion to pay all or any portion of the value of any Shares distributable in cash.

ARTICLE 13

Amendment, Modification, Suspension, and Termination

13.1

Amendment, Modification, Suspension, and Termination.  Subject to Section 13.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

13.2

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

13.3

Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 14

Withholding

14.1

Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

14.2

Share Withholding.  With respect to withholding required upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to, but not more than, the minimum statutory total tax that could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.  In the event a Participant exercises an election under this Section and only satisfies the minimum statutory withholding requirement imposed on the relevant transaction in part, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the remaining amount of the required minimum statutory withholding amount.

ARTICLE 15

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16

General Provisions

16.1

Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

16.2	Forfeiture Events.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

16.3	Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

16.4

Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

16.5

Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.6

Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.7	Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

	(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.8

Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.9

Investment Representations.  The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

16.10

Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

	(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

	(b)	Determine which Employees, Directors and/or Third Party Service Providers outside the United States are eligible to participate in the Plan;

	(c)	Modify the terms and conditions of any Award granted to Employees, Directors and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section by the Committee shall be attached to this Plan document as appendices; and

	(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

16.11

Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

16.12

Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

16.13

No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

16.14

Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

16.15

Nonexclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

16.16

No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

16.17

Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

16.18

Indemnification.  Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with ARTICLE 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

[FRONT SIDE]

This Proxy Is Solicited By And On Behalf Of The Board of Directors of ABATIX CORP.
Proxy - Annual Meeting of Stockholders - May 23, 2006

The undersigned, revoking all previous proxies, hereby appoints(s) Terry W. Shaver and Gary L. Cox, or any one of them, Proxies, with full power of substitution to represent and to vote all Common Stock of Abatix Corp. owned by the undersigned at the Annual Meeting of Stockholders to be held in Dallas, Texas on Tuesday, May 23, 2006, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement.  No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the persons named herein will vote thereon in accordance with their best judgment.  All powers may be exercised by both of said proxies or substitutes voting or acting or, if only one votes or acts, then by that one.  Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.  The Board of Directors Recommends a Vote FOR Each of the Following.

1	Election of Directors. Nominees: Terry W. Shaver	Gary L. Cox	A. David Cook	Donald N. Black	Eric A. Young

☐ FOR ALL NOMINESS LISTED (Except as specified here: ___________________)	OR	☐ WITHHOLDING AUTHORITY to vote for all nominees listed above

2.      Proposal to Ratify the Appointment of Independent Auditors. ☐  FOR     ☐  AGAINST     ☐  ABSTAIN

3.     Proposal to Approve the 2006 Stock Plan.            FOR        ☐  AGAINST     ☐  ABSTAIN

[REVERSE SIDE]

The shares represented by this proxy will be voted as directed.  IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMES IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated,_________________________2006

(Signature)

(Signature)

Where there is more than one owner, each should sign.  When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such.  If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer’s or person’s title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.